SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 16, 2003

                               BIOPURE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     011-15167                 04-2836871
        --------                     ---------                 ----------
(State of Incorporation)         (Commission File           (I.R.S. Employer
                                                        Number) Identification
Number)

            11 Hurley Street, Cambridge, Massachusetts    02141
           -------------------------------------------------------
            (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code: 617-234-6500


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Item 9.  REGULATION FD DISCLOSURE

     On April 16, 2003, we closed the sale of 1,000,000 shares of our Class A common stock at a price of $3.13 per share for aggregate proceeds, before expenses, of $3,130,000. The sale price was calculated as the average of the closing prices on The Nasdaq Stock Market for the five trading days immediately preceding the sale. Each investor will receive a warrant to purchase a share of our Class A common stock for every two shares purchased. The warrants have an exercise price of $3.75 per share, subject to customary anti-dilution provisions, and have a term of five years, except that at any time on or after October 15, 2005, we may deliver notice to the holders of the warrants requiring them to exercise their warrants within the next twenty business days. We can deliver such a notice only if the average of the daily volume weighted average price per share of the Class A common stock over the ten consecutive trading days immediately preceding our notice is more than twice the exercise price of the warrants. Warrants that are not exercised during those twenty business days will be void.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        BIOPURE CORPORATION


Date:  April 17, 2003                   By:  /s/ Ronald F. Richards
                                           ------------------------
                                             Ronald F. Richards
                                             Chief Financial Officer